Exhibit 99.1

BioLargo, Inc. to Present at the Inaugural LD Micro Virtual Conference

LOS ANGELES, CA / ACCESSWIRE / March 7, 2018 / BioLargo, Inc. (OTCQB: BLGO), an innovator of sustainable science and technology and full-service environmental engineering company, today announced that it will be presenting via live webcast at the inaugural LD Micro “Virtual” Conference on Thursday, March 8 at 9:30 AM PST / 12:30 PM EST. BioLargo President and CEO Dennis P. Calvert will be giving the presentation and answering questions from the investing community.

The public can access the live presentation on March 8, 2018, at 9:30 AM PST at the following link: http://www.investorcalendar.com/console/conference/?id=26651

“We are delighted to finally be hosting a virtual event to support our in-person conferences” stated Chris Lahiji, President of LD Micro. “There are a great number of people and companies who are unable to come to our live events, so we are happy to offer an additional outlet where companies can present to investors without taking a lot of time out of their day-to-day operations. While virtual events will never supplant the experience of sitting in the same room, it is a great format for updating the investor community and getting increased exposure."

The conference will be held via webcast and will feature over 50 companies in the small / micro-cap space.

View BioLargo’s profile here: www.ldmicro.com/profile/BLGO

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About BioLargo, Inc.

BioLargo, Inc. is an innovator of sustainable science and technology, and full-service environmental engineering company that makes life better by delivering world-class products and services across a broad range of industries, with a drive to deliver clean water, clean air and advanced wound care. More information can be found about the company at www.BioLargo.com. Its engineering division (www.BioLargoEngineering.com) features an exceptional team of experienced specialists dedicated to integrity, reliability, safety, and environmental stewardship. It water division (www.BioLargoWater.com) showcases its emerging technology, the Advanced Oxidation System “AOS”, an award-winning product, having been awarded more than 55 research grants and counting, specifically designed to eliminate common, troublesome, and dangerous contaminants in water in a fraction of the time and cost of current technologies. Its odor division features sustainable odor elimination products including its CupriDyne Clean (www.CupriDyne.com) Industrial Odor Eliminator, a product currently serving the leading solid waste handling and wastewater treatment companies as well as any industry that that contends with malodors, VOC’s or similar air quality related problems. Its personal care product division features products in the pet, equine, military supply and consumer markets, and include the Nature’s Best Solution® and Deodorall® brands (www.OdorNoMore.com). Its medical division (www.ClyraMedical.com) focuses on advanced wound care management, featuring effective and gentle solutions for chronic infected wounds and other uses to promote infection control and regenerative tissue therapy. BioLargo also owns a 50% interest in the Isan System, a fully automated iodine dosing system being commercialized under a license to Clarion Water, Inc (www.ClarionWater.com).

About LD Micro

LD Micro was founded in 2006 with the sole purpose of being an independent resource in the microcap space. What started out as a newsletter highlighting unique companies has transformed into an event platform hosting several influential conferences annually (Invitational, Summit, and Main Event).

In 2015, LDM launched the first pure microcap index (the LDMi) to exclusively provide intraday information on the entire sector. LD will continue to provide valuable tools for the benefit of everyone in the small and microcap universe.

For those interested in attending, please contact David Scher at david@ldmicro.com or visit www.ldmicro.com for more information.

Contact:

Name: Dennis Calvert

Phone: 949-643-9540 x2

Address: 14921 Chestnut Street, Westminster, CA

Email: dennis.calvert@biolargo.com

Source: BioLargo, Inc. via LD Micro